Exhibit 31.1
CERTIFICATION PURSUANT TO
FORM OF RULE 13a-14(a)
AS ADOPTED PURSUANT TO
SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002
I, Pervez Qureshi, certify that:
1. I have reviewed this annual report on Form 10-K/A of Epicor Software Corporation;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: May 29, 2013	By:	/s/ Pervez Qureshi
Pervez Qureshi Chief Executive Officer and Director